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                                             Exhibit 22


                             U.S. BIOSCIENCE, INC.
                                 Subsidiaries

                                              Jurisdiction of
                                              Incorporation
                                              -------------


USB Pharma B.V.                               The Netherlands

USB Pharma Limited                            United Kingdom

USB Resources, Inc.                           Delaware, USA

USB Technology, Inc.                          Delaware, USA